Exhibit 99.1

InterCloud Systems, Inc. Announces Pricing of $5 Million Public Offering
and Listing on NASDAQ

RED BANK, N.J., Oct. 30, 2013 (GLOBE NEWSWIRE) -- InterCloud Systems, Inc. (Nasdaq:ICLD) (the "Company" or "InterCloud"), a global single-source provider of value-added services for both corporate enterprises and service providers offering cloud and managed services, as well as professional engineering consulting services to assist its customers in meeting their changing technology demands, announced the pricing of an underwritten public offering of 1,250,000 shares of its common stock and warrants to purchase up to an aggregate of 625,000 shares of common stock, at an offering price of $4.00 per share and $0.01 per warrant. The warrants have a per share exercise price of $5.00, are exercisable immediately, and expire 5 years from the date of issuance. The shares and warrants will begin trading on The NASDAQ Capital Market on October 31, 2013 under the symbols "ICLD" and "ICLDW," respectively.

Aegis Capital Corp. is acting as the sole book-running manager for this offering.

The gross proceeds to InterCloud from this offering are expected to be approximately $5 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

The offering is expected to close on or about November 5, 2013, subject to customary closing conditions. InterCloud has granted the underwriters a 45-day option to purchase up to 187,500 additional shares of our common stock and/or 93,750 additional warrants to purchase common stock to cover over-allotments, if any.

InterCloud will use the net proceeds from the offering for working capital and general corporate purposes.

In connection with its listing on the NASDAQ Capital Market, InterCloud's common stock will cease trading on the OTCQB.

A registration statement on Form S-1 relating to the offering was filed with the Securities and Exchange Commission and is effective. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC's web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About InterCloud Systems, Inc.

InterCloud Systems, Inc. is a global single-source provider of value-added services for both corporate enterprises and service providers. The Company offers cloud and managed services, professional consulting services and voice, data and optical solutions to assist its customers in meeting their changing technology demands. Its engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet and wireless networks. Additional information regarding InterCloud may be found on the Company's website at www.intercloudsys.c om.

Forward-Looking Statements

Statements contained herein that are not based on historical fact, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause the Company's actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in the Company's annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission.

CONTACT: Lawrence Sands, Senior Vice President
                      561-988-1988